SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2007

SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	0-9341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

ITEM 1.01.Other Events.

Completion of Acquisition of Capital Reserve Life Insurance Company

On December 20, 2007, Security National Financial Corporation, through its wholly owned subsidiary, Security National Life Insurance Company ("Security National Life"), completed a stock purchase transaction with Capital Reserve Life Insurance Company, a Missouri domiciled insurance company ("Capital Reserve"), and its shareholders to purchase all of the outstanding shares of common stock of Capital Reserve from its shareholders.  Under the terms of the stock purchase agreement among Security National Life, Capital Reserve, and the shareholders of Capital Reserve, Security National Life paid the shareholders of Capital Reserve at closing purchase consideration equal to the capital and surplus of Capital Reserve as of September 30, 2007 in the amount of $1,274,000, plus the interest maintenance reserve in the amount of $31,000 and the asset valuation reserve in the amount of $209,000 as of September 30, 2007, plus $1,037,967, less certain adjustments.  The adjustments consist of any losses related to two litigation matters involving Capital Reserve and the difference in the amount of Capital Reserve's adjusted capital and surplus at closing compared to the amount of Capital Reserve's adjusted capital and surplus on September 30, 2007.

At the closing of the transaction, the shareholders of Capital Reserve deposited $2,100,000 of the purchase consideration into an escrow account.  The funds are to remain in escrow until a lawsuit brought by Darlene Russell ("Russell"), a former employee of Capital Reserve, is resolved.  The litigation involves an action by Russell against Capital Reserve in the Circuit Court of Cole County, Missouri (the "Russell Litigation") for unpaid bonuses allegedly due her in the amount of $1,486,045.  If Capital Reserve or any of its officers, directors, employees or agents is determined to be liable in the Russell Litigation or if Capital Reserve settles the Russell Litigation, the escrow agent shall pay from funds in the escrow account any amounts owing to Russell as a result of such judgment or settlement, including interest, attorney's fees, and related expenses.

Also at the closing, an escrow agreement was entered into among Security National Life, Capital Reserve, the shareholders of Capital Reserve, and Mackey Price Thompson & Ostler as escrow agent.  Under the terms of the escrow agreement, the escrow agent is instructed to pay any remaining amounts from the $2,100,000 deposit in the escrow account to the shareholders of Capital Reserve on a pro rata basis to the number of shares of Capital Reserve common stock held by the shareholders, after (i) the payment of any judgment or settlement in the Russell Litigation, (ii) the payment of the costs in defending Capital Reserve in the Russell Litigation, including attorney's fees and related expenses, and (iii) the payment of the amount in which Capital Reserve's adjusted capital and surplus on September 30, 2007 exceeds Capital Reserve's adjusted capital and surplus on the closing date of the transaction.

The shareholders of Capital Reserve also delivered a signed indemnification agreement to Security National Life and Capital Reserve at closing.  Under the terms of the indemnification agreement, the shareholders agree to indemnify Security National Life and Capital Reserve (A) for any payments made by Capital Reserve following the closing relating to any judgment or settlement in the Russell Litigation, (B) for any attorney's fees and related expenses incurred by Capital Reserve in defending itself in the Russell Litigation, and (C) for the amount in which Capital Reserve's adjusted capital and surplus on September 30, 2007 exceeds the adjusted capital and surplus of Capital Reserve on the closing date.  The shareholders additionally agree to be solely responsible for the Russell Litigation following the closing, including all decisions related to defending Capital Reserve in the litigation.

Moreover, an amount equal to $316,649 of the purchase consideration was paid to the shareholders of Capital Reserve at closing in the form of real estate and improvements thereon located at 812 and 820 Madison Street, Jefferson City, Missouri, which is listed as an asset on Capital Reserve's financial statements.  Title to the real estate was transferred to the shareholders at closing and the purchase consideration was reduced by $316,649, the book value of the real estate as reflected on Capital Reserve's financial statements.

The shareholders of Capital Reserve represented and acknowledged in the stock purchase agreement that on October 31, 2005, Capital Reserve filed an action against James E. Warden, a former President and Chief Executive Officer of Capital Reserve, and his wife Linda Warden in the Circuit Court of Cole County, Missouri (the "Warden Litigation").  The complaint claims damages in excess of $25,000 for breach of fiduciary duty by Joseph Warden and misappropriation of funds by Joseph Warden and Linda Warden.  On July 9, 2007, a judgment was entered against Joseph and Linda Warden in the amount of $551,342.  At closing, Capital Reserve transferred and assigned to the shareholders of Capital Reserve all of the interest in and rights to the Warden Litigation, including the right to reserve the proceeds from the judgment, together with all payments of interest, attorney's fees and related expenses of the litigation, said proceeds to be paid to the shareholders on a pro rata basis to the number of shares of Capital Reserve common stock held by such shareholders.  The shareholders further agreed to be responsible for the payment of any costs associated with legal representation of Capital Reserve in the Warden Litigation subsequent to the closing, including but not limited to any attorney's fees and related expenses.

As of December 31, 2006, Capital Reserve had 10,851 policies in force and approximately 30 agents.  For the year ended December 31, 2006, Capital Reserve had revenues of $5,663,000 and a net loss of $244,000.  As of December 31, 2006, the statutory assets and the capital and surplus of Capital Reserve were $24,084,000 and $1,960,000, respectively.

Finally, at closing, Security National Life and Capital Reserve entered into a reinsurance agreement to reinsure the majority of the in force business of Capital Reserve, as reinsurer, to the extent permitted by the Missouri Department of Insurance.  Under the terms of the reinsurance agreement, Security National Life paid a ceding commission to Capital Reserve in the amount of $1,738,000.  In addition, following the payment of the ceding commission, Capital Reserve declared a dividend to Security National Life in the amount of $1,738,000.  The Missouri Insurance Department approved both the reinsurance agreement and the dividend payment.  The dividend payment was approved subject to Capital Reserve maintaining capital and surplus of at least $1,500,000.

As a result of the reinsurance agreement, certain insurance business and operations of Capital Reserve were transferred to Security National Life, including all policies in force as of the effective date thereof.  Any future business by Capital Reserve is covered by this reinsurance agreement.  Consequently, except for capital and surplus of $1,500,000, $23,500,000 in assets and liabilities were transferred from Capital Reserve to Security National Life pursuant to the reinsurance agreement.  Following the closing of the transaction, Capital Reserve will continue to sell and service life insurance, annuity products, accident and health insurance, and funeral plan insurance.

ITEM 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.1	Stock Purchase Agreement among Security National Life Insurance Company, Capital Reserve Life Insurance Company, and the shareholders of Capital Reserve Life Insurance Company(1).

10.2	Indemnification Agreement among Security National Life Insurance Company, Capital Reserve Life Insurance Company, and the shareholders of Capital Reserve Life Insurance Company.

10.3
Escrow Agreement among Security National Life Insurance Company, Capital Reserve Life Insurance Company, the shareholders of Capital Reserve Life Insurance Company, and Mackey Price Thompson & Ostler as Escrow Agent.

10.4	Reinsurance Agreement between Security National Life Insurance Company and Capital Reserve Life Insurance Company.

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(1)  Incorporated by reference from Report in Form 8-K, as filed on November 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: January 9, 2008	By: /s/ Scott M. Quist
Scott M. Quist, President